USANA Health Sciences Reports Fourth Quarter and Full Year 2025 Results and Provides Fiscal Year 2026 Outlook

SALT LAKE CITY, February 17, 2026 (BUSINESS WIRE)—USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal fourth quarter and fiscal year ended January 3, 2026.
Key Financial and Operating Results

	Q4 2025	Q4 2024	FY 2025	FY 2024
Net sales	$226.2	$213.6	$925.3	$854.5
Net (loss) earnings*	$-1.8	$4.5	$10.8	$42.0
Diluted EPS	$-0.10	$0.23	$0.58	$2.19
Adjusted diluted EPS(1)	$0.60	$0.64	$1.93	$2.59
Adjusted EBITDA(2)	$27.3	$25.5	$101.3	$110.3
USANA Active Customers	387,000	454,000	387,000	454,000
Hiya Active Monthly Subscribers	181,700	N/A	181,700	N/A
*Pretax earnings for Q4 2025 totaled $4.0 million with income tax expense of $5.8 million. The adjustment to income taxes during the period, largely as a result of one-time impairment and cost realignment charges, is about $3.1 million greater than what would have been expected using the previously expected 65% tax rate.
Net sales, Net (loss) earnings and Adjusted EBITDA figures in millions.
Net earnings, EPS and Adjusted EBITDA figures represent amounts attributable to USANA.

Fiscal Year 2026 Outlook
•Consolidated net sales between $925 million and $1.0 billion, or flat to 8% growth.
•Net earnings between $20.3 million and $26.6 million.
•Diluted EPS between $1.11 and $1.45.
•Adjusted Diluted EPS(1) between $1.95 and $2.29.
•Adjusted EBITDA(2) between $101.3 million and $109.3 million.

Q4 2025 Financial Performance

Consolidated Results
		Year-Over-Year	Sequentially
Net sales	$226 million	+6% *	+6% *
Net (loss)	-$1.8 million	N/A	N/A
Diluted EPS	-$0.10	N/A	N/A
Adjusted diluted EPS(1)	$0.60	-6%	N/A
Adjusted EBITDA(2)	$27.0 million	+7%	+98%
*No meaningful FX impact
Net (loss) earnings, EPS and Adjusted EBITDA figures represent amounts attributable to USANA.

“USANA delivered fourth quarter net sales in line with our preliminary results announced on January 12, 2026,” said Kevin Guest, Chairman and Chief Executive Officer. “We began to see signs of stabilization in active customer counts in our core nutritional business as net sales in this segment increased modestly sequentially, led by growth in key markets including mainland China, the United States and Canada. Meanwhile, our omnichannel brands, Hiya and Rise, posted solid year-over-year growth.”

Fiscal Year 2025 Financial Performance

Consolidated Results
Net sales	$925 million	+8% YOY
		+9% constant currency
		-$3 million YOY FX impact
Net earnings	$10.8 million	-74%
Diluted EPS	$0.58	-74%
Adjusted diluted EPS(1)	$1.93	-25%
Adjusted EBITDA(2)	$101.3 million	-8%
Net earnings, EPS and Adjusted EBITDA figures represent amounts attributable to USANA

Mr. Guest continued, “Fiscal 2025 net sales grew 8%, driven primarily by a full-year contribution from Hiya. Net sales in the core nutritional business declined 8%, reflecting a challenging environment for customer acquisition in key markets. Despite this challenge, we continued to execute our diversification strategy towards an omnichannel model. That strategy is designed to support growth beyond our core nutritional business as well as to restructure and modernize our business for today’s evolving marketplace.

Rise Wellness generated strong momentum with sales tripling, albeit off a small base in 2024, as distribution expanded into key retail outlets. The business is on pace for a robust year of sales growth supported by the launch of Protein Pop at a large club retailer in the first quarter. Net sales outside of our core nutritional business represented 16% of consolidated net sales in 2025, up from approximately 1% in 2024. We expect this share to increase to more than 20% of consolidated net sales in fiscal 2026.”

Q4 2025 Core Nutritional Business Regional Results:

Asia Pacific Region
		Year-Over-Year	Year-over-Year (Constant Currency)	Sequentially
Net sales	$151 million	-10%	No material FX impact	+8%
USANA Active Customers	306,000	-15%	N/A	-1%

Asia Pacific Sub-Regions
			Year-Over-Year	Year-over-Year (Constant Currency)	Sequentially
Greater China	Net sales	$100 million	-11%	No material FX impact	+8%
	USANA Active	208,000	-15%	N/A	-1%
	Customers
North Asia	Net sales	$17 million	+2%	+5%	-5%
	USANA Active	35,000	-8%	N/A	-5%
	Customers
Southeast Asia Pacific	Net sales	$34 million	-10%	-12%	+17%
	USANA Active	63,000	-18%	N/A	+3%
	Customers

Americas and Europe Region
		Year-Over-Year	Year-over-Year (Constant Currency)	Sequentially
Net sales*	$45 million	+1%	Flat	+4%
USANA Active Customers	81,000	-13%	N/A	+1%
*Includes $4.5 million of ‘Other’

Q4 2025 Hiya Direct to Consumer Results:

Hiya
Net sales	$30 million
Active Monthly Subscribers	181,700

Balance Sheet
The Company ended the year with $158 million in cash and cash equivalents and $14 million of debt. As of January 3, 2026, inventory totaled $107 million, an increase of approximately $35 million, or 48% compared to balances at year-end 2024. This increase was primarily driven by the addition of inventory to support the rapid growth of the Rise Wellness brands and a planned ramp up of raw materials inventory as part of bringing the production of Hiya products in-house. Importantly, our balance sheet remains in a strong net cash position, providing us with the financial flexibility to continue executing our strategic priorities.

The Company repurchased 927,000 shares in fiscal 2025 for an investment of $28 million. As of January 3, 2026, the Company had approximately $34 million remaining under the current share repurchase authorization.

Fiscal Year 2026 Outlook
Mr. Guest continued, “We are leveraging our strong foundation in the nutrition business and expanding beyond our legacy channel to connect with a greater number of health-conscious consumers worldwide. We see an extraordinary opportunity in a growing global health and wellness market to strengthen our brand relevance through an omnichannel approach. By deepening consumer engagement, empowering our Brand

Partners, and executing with discipline, we believe we can accelerate profitable growth, extend our competitive advantages, and deliver sustainable long-term value for our shareholders.

“We also remain focused on product innovation and development to meet the evolving nutritional needs of our consumers. We introduced several new products and upgraded several top-selling products in 2025, and plan to launch these products across all markets in 2026. Furthermore, we intend to accelerate our technology initiatives to modernize our core systems and fundamentally improve how customers experience our brand while driving future cost efficiencies across our IT infrastructure. We are planning to strategically leverage best-in-class third-party platforms to move faster, scale smarter, and deliver capabilities to enable future growth and improve customer interactions. Our focus is on deploying the most effective technologies and partnering with industry-leading providers to create real value for customers and a durable advantage for our business. As I have recently resumed the CEO role, this plan is still being finalized and is not reflected in our fiscal 2026 guidance, and we will provide an update upon its full formalization and approval.

“Hiya is expected to deliver solid top line growth in 2026, driven by continued strength in its core direct-to-consumer business and early expansion into new distribution channels and international markets. Moreover, we have begun manufacturing Hiya products in‑house, a strategic shift that we expect will generate savings in the back half of 2026 as efficiencies scale and integration benefits materialize.

“Building on the strong momentum over the last several quarters, Rise Wellness is expected to accelerate net sales growth in 2026. Notably, Rise Wellness consists of two brands, Rise Bar and Protein Pop – a new product line we launched mid-year 2025. While Rise Bar sales were driven by entrance into a large club retailer in 2025, Protein Pop went from concept to launch on the shelves of a key retailer over a few short months. Much of the growth in Rise Wellness is expected to be driven by expansion of Protein Pop into the club retail channel.”

The Company is providing its outlook for fiscal year 2026, as detailed in the table below:

Fiscal Year 2026 Outlook
Range
Core nutritional business net sales	$720 to $765 million*
Hiya net sales	$140 to $155 million
Rise Wellness net sales	$65 to $80 million
Consolidated net sales	$925 million to $1.0 billion

Net earnings	$20.3 million to $26.6 million
Diluted EPS	$1.11 to $1.45
Adjusted diluted EPS(1)	$1.95 to $2.29
Adjusted EBITDA(2)	$101.3 million to $109.3 million
*Reflects an expected favorable currency exchange rate impact of approximately $19 million, or 3% on net sales and one less week of operations compared to fiscal year 2025 which was a 53-week year.

Doug Hekking, Chief Financial Officer, said, “Fourth‑quarter and full‑year net sales came in modestly ahead of our expectations, although reported GAAP results reflected the impact of two notable items. During the quarter, we recorded a non‑cash impairment charge of $7.0 million of goodwill and intangibles in one of our reporting units, that resulted from a sustained decline in our share price and resulting market capitalization. We also incurred a $6.5 million charge related to our previously communicated cost realignment initiatives, primarily aligning headcount with sales levels. As a result of the impact of the impairment and cost realignment initiatives, the annualized effective income tax rate in the fourth quarter increased from 65.0% to 72.4%. The adjustment was approximately $3.1 million greater than what would have been expected using the previously expected 65.0% tax rate. The fourth quarter also included incremental net sales of approximately $11.2 million attributable to the additional week of operations in the core nutritional business.

“Looking ahead, we are projecting fiscal 2026 consolidated net sales in a range of flat to 8% growth. Our outlook for the core nutritional business anticipates an approximately 0-5% decline in fiscal 2026, but we remain confident that the actions underway will stabilize the business over time and ultimately position it to return to sustainable growth.

Hiya is anticipated to grow net sales 6% to 17%, while Rise Wellness is expected to continue to deliver accelerated net sales growth.

“We are making meaningful investments in inventory, working capital, and capital expenditures, while simultaneously deploying incremental operational resources to support the growth of Hiya and Rise Wellness including building brand awareness. These actions are designed to strengthen the scalability of both platforms and position the brands for sustained, long-term value creation.”

_________________________
(1) Adjusted Diluted EPS is a non-GAAP financial measure. The Company excludes cost realignment expenses, impairment expense, gain on sale of assets, and acquisition-related costs, such as business transaction costs, integration expense and amortization expense from acquisition related intangible assets in calculating Adjusted Diluted EPS. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Diluted (Loss) Earnings Per Share (GAAP) to Adjusted Diluted EPS (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.

(2) Adjusted EBITDA is a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” and “Reconciliation of Net (Loss) Earnings (GAAP) to Adjusted EBITDA (Non-GAAP)” in this press release for an explanation and reconciliation of this non-GAAP financial measure.

Non-GAAP Financial Measures
This press release contains the non-GAAP financial measures Adjusted EBITDA and Adjusted diluted EPS. Adjusted EBITDA is a Non-GAAP financial measure of earnings before interest, taxes, depreciation, and amortization that also excludes certain adjustments as indicated below in the reconciliation from net earnings. Adjusted diluted EPS is a Non-GAAP financial measure of diluted earnings per share that excludes certain adjustments as indicated below in the reconciliation from diluted EPS.

Adjusted EBITDA (non-GAAP) is net earnings (loss) (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (benefit from) provision for income taxes, depreciation and amortization, non-cash share-based compensation, transaction-related expenses and integration costs for the Hiya acquisition, cost realignment expenses, impairment expense, and gain on sale of assets. Adjusted EBITDA attributable to USANA (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to non-controlling interest related to Hiya.

Adjusted diluted EPS (non-GAAP) is diluted earnings (loss) per share (its most directly comparable GAAP financial measure) adjusted for amortization of intangible assets, transaction-related expenses, integration costs related to the Hiya acquisition, cost realignment expenses, impairment expense, and gain on sale of assets.

Management believes that Adjusted EBITDA (non-GAAP), Adjusted EBITDA attributable to USANA (non-GAAP), and Adjusted diluted EPS (non-GAAP), along with GAAP measures used by management, most appropriately reflect how the Company measures the business internally.

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”) and investors should not directly compare with or infer relationship from any of the Company’s operating results presented in accordance with GAAP to Adjusted EBITDA and Adjusted diluted EPS. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of non-GAAP financial information as a tool for comparison. As a result, the non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.

Reconciliation of Net (Loss) Earnings (GAAP) to Adjusted EBITDA (non-GAAP)
(in thousands)

	Quarter Ended		Year Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net (loss) earnings attributable to USANA (GAAP)	$(1,775)	$4,454	$10,760	$42,030
Net earnings attributable to noncontrolling interest	180	30	717	30
Net (loss) earnings	$(1,595)	$4,484	$11,477	$42,060

Adjustments:
Income taxes	$5,772	$5,945	$30,050	$34,291
Interest (income) expense	(372)	(2,609)	(1,573)	(11,038)
Depreciation and amortization	5,488	5,590	21,538	21,935
Amortization of intangible assets - Hiya	4,798	294	18,164	294
Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$14,091	$13,704	$79,656	$87,542

Add EBITDA adjustments:
Non-cash share-based compensation	3,750	3,613	13,828	14,558
Transaction, integration and transition costs - Hiya	443	8,243	1,314	8,243
Inventory step-up - Hiya	—	38	1,126	38
Cost realignment	6,463	—	6,463	—
Impairment	6,967	—	6,967	—
Gain on disposal of assets	(3,240)	—	(3,240)	—
Consolidated adjusted EBITDA	28,474	25,598	106,114	110,381
Less: Adjusted EBITDA attributable to noncontrolling interest	(1,195)	(101)	(4,799)	(101)
Adjusted EBITDA attributable to USANA	$27,279	$25,497	$101,315	$110,280

Reconciliation of Diluted (Loss) Earnings Per Share (GAAP) to Adjusted Diluted Earnings Per Share (non-GAAP)
(in thousands, except per share data)

	Quarter Ended		Year Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net (loss) earnings attributable to USANA (GAAP)	$(1,775)	$4,454	$10,760	$42,030

(Loss) earnings per common share - Diluted (GAAP)	$(0.10)	$0.23	$0.58	$2.19
Weighted Average common shares outstanding - Diluted	18,302	19,104	18,574	19,162

Adjustment to net (loss) earnings:
Transaction, integration and transition costs - Hiya	$443	$8,243	$1,314	$8,243
Inventory step-up - Hiya	—	38	1,126	38
Cost realignment	6,463	—	6,463	—
Impairment	6,967	—	6,967	—
Gain on disposal of assets	(3,240)	—	(3,240)	—
Amortization of intangible assets - Hiya	4,798	294	18,164	294
Adjustments to net (loss) earnings attributable to noncontrolling interest	(1,015)	(70)	(4,081)	(70)
Income tax effect of adjustments to net earnings (loss)	(1,658)	(823)	(1,662)	(823)
Adjusted net earnings attributable to USANA	$10,983	$12,136	$35,811	$49,712

Adjusted earnings per common share - Diluted	$0.60	$0.64	$1.93	$2.59
Weighted average common shares outstanding - Diluted	18,302	19,104	18,574	19,162

Management Commentary Document and Conference Call
For further information on the USANA’s operating results, please see the Management Commentary document, which has been posted on the Company’s website (http://ir.usana.com) under the Investor Relations section. USANA’s management team will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, February 18, 2026 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, followed by a questions and answers session.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements are based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “enhance,” “drive,” “anticipate,” “intend,” “improve,” “promote,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding growth for Hiya and Rise Wellness in 2026 and continued growth in the future; statements about the Company’s long-term growth; and the statements under the sub-heading “Fiscal Year 2026 Outlook.” Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control, including: risks relating to global economic conditions generally, including continued inflationary pressure around the world and negative impact on our operating costs, consumer demand and consumer behavior in general; reliance upon our network of independent Brand Partners; risk that our Brand Partner compensation plan, or changes that we make to the compensation plan, will not produce desired results, benefit our business or, in some cases, could harm our business; risk associated with our launch of new products or reformulated existing products; risks related to Hiya’s ability to adapt to changes in the digital marketing environment to continue to generate customer acquisition, including changes in social media advertising algorithms; risks related to Rise Wellness’ dependence on product orders from certain key retailers – specifically, if future orders from those retailers do not meet our forecasts; risks related to governmental regulation of our products, manufacturing and direct selling business model in the United States, China and other key markets; potential negative effects of deteriorating foreign and/or trade relations between or among the United States, China and other key markets, including potential adverse impact from tariffs, trade policies or other international disputes by and among the United States, China, or other markets that are important to the Company; potential negative effects from geopolitical relations and conflicts around the world, including the Russia-Ukraine conflict; compliance with data privacy and security laws and regulations in our markets around the world; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; adverse publicity risks globally; risks associated with our operations in India and future international expansion and operations; uncertainty relating to the fluctuation in U.S. and other international currencies; the potential for a resurgence of COVID-19, or another pandemic, in any of our markets in the future and any related impact on consumer health, domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; risk that Hiya and Rise Wellness disrupt our the Company’s overall strategic plans and operations; the diversion of the attention of the management teams of USANA and Hiya from ongoing business operations; the ability to retain key personnel of Hiya and Rise Wellness; the ability to realize the benefits of the Hiya acquisition, including efficiencies and cost synergies; the ability to successfully integrate Hiya’s business with USANA’s business, at all or in a timely manner; and the amount of the costs, fees, expenses and charges related to the acquisition. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

About USANA
USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Brand Partners and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, Italy, and India. More information on USANA can be found at www.usana.com. USANA also owns a 78.8% controlling ownership stake in Hiya Health Products, a children's health and wellness company and a 100% interest in Rise Wellness. Hiya and Rise Wellness offer a variety of clean-label health products. More information on Hiya can be found at www.hiyahealth.com. More information on Rise Wellness can be found on www.risebar.com.

Investor contact: Andrew Masuda
Investor Relations
(801) 954-7201
investor.relations@usanainc.com

Media contact: Sarah Searle
(801) 954-7626
media@usanainc.com

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Quarter Ended		Year Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net sales	$226,200	$213,613	$925,257	$854,503
Cost of sales	49,408	38,553	200,852	161,212
Gross profit	176,792	175,060	724,405	693,291
Operating expenses:
Brand Partner incentives	81,462	93,502	336,171	363,699
Selling, general and administrative	78,081	73,348	337,372	263,268
Cost realignment and impairment	13,430	—	13,430	—
Total operating expenses	172,973	166,850	686,973	626,967
Earnings from operations	3,819	8,210	37,432	66,324
Other income (expense):
Interest income	495	2,738	2,415	11,319
Interest expense	(123)	(129)	(842)	(281)
Other, net	(14)	(390)	2,522	(1,011)
Other income (expense), net	358	2,219	4,095	10,027
Earnings before income taxes	4,177	10,429	41,527	76,351
Income taxes	5,772	5,945	30,050	34,291
Net (loss) earnings	(1,595)	4,484	11,477	42,060
Less: Net (loss) earnings attributable to redeemable noncontrolling interest	(180)	(30)	(717)	(30)
Net (loss) earnings attributable to USANA	$(1,775)	$4,454	$10,760	$42,030

(Loss) earnings per common share attributable to USANA
(Loss) earnings per share - diluted	$(0.10)	$0.23	$0.58	$2.19
Weighted average shares outstanding - diluted	18,302	19,104	18,574	19,162

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	As of January 3, 2026	As of December 28, 2024
ASSETS
Current assets
Cash and cash equivalents	$158,380	$181,768
Inventories	102,608	69,735
Prepaid expenses and other current assets	27,417	27,684
Total current assets	288,405	279,187
Property and equipment, net	94,383	94,565
Goodwill	137,962	144,168
Intangible assets, net	133,151	151,823
Deferred tax assets	27,209	19,644
Other assets*	61,805	58,806
Total assets	$742,915	$748,193
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$17,263	$11,984
Line of credit	14,000	23,000
Other current liabilities	97,302	104,641
Total current liabilities	128,565	139,625
Deferred tax liabilities	4,892	4,073
Other long-term liabilities	23,186	18,163
Total liabilities	156,643	161,861

Redeemable noncontrolling interest	53,168	54,223

Total stockholders' equity attributable to USANA	533,104	532,109
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$742,915	$748,193

*Includes noncurrent inventories of $4,799 and $2,688 as of 03-Jan-26 and 28-Dec-24, respectively. Total inventories were $107,407 and $72,423 as of 03-Jan-26 and 28-Dec-24, respectively.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
SALES BY REGION
(in thousands)
(unaudited)

	Quarter Ended
	January 3, 2026		December 28, 2024		Change from prior year	Percent change	Currency impact on sales	Percent change excluding currency impact
Core nutritional:
Asia Pacific
Greater China	$100,053	44.2%	$112,587	52.7%	$(12,534)	(11.1)%	$1,332	(12.3)%
Southeast Asia Pacific	34,211	15.1%	38,061	17.8%	(3,850)	(10.1)%	592	(11.7)%
North Asia	16,830	7.5%	16,542	7.8%	288	1.7%	(614)	5.5%
Asia Pacific total	151,094	66.8%	167,190	78.3%	(16,096)	(9.6)%	1,310	(10.4)%
Americas and Europe	40,494	17.9%	42,776	20.0%	(2,282)	(5.3)%	619	(6.8)%
Core nutritional total	191,588	84.7%	209,966	98.3%	(18,378)	(8.8)%	1,929	(9.7)%
Hiya(1)	30,105	13.3%	1,970	0.9%	28,135	N/A	—	N/A
Other	4,507	2.0%	1,677	0.8%	2,830	168.8%	—	168.8%
Consolidated total	$226,200	100.0%	$213,613	100.0%	$12,587	5.9%	$1,929	5.0%
______________________________
(1)Percentage change for Hiya is not applicable due to timing of the acquisition.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
CORE NUTRITIONAL BUSINESS ACTIVE BRAND PARTNERS AND ACTIVE PREFERRED CUSTOMERS BY REGION
(unaudited)

Core Nutritional Business Active Brand Partners by Region(1)
	As of January 3, 2026		As of December 28, 2024
Asia Pacific
Greater China	61,000	35.1%	67,000	35.4%
Southeast Asia Pacific	46,000	26.4%	51,000	27.0%
North Asia	27,000	15.5%	26,000	13.8%
Asia Pacific Total	134,000	77.0%	144,000	76.2%

Americas and Europe	40,000	23.0%	45,000	23.8%
	174,000	100.0%	189,000	100.0%

Core Nutritional Business Active Preferred Customers by Region(2)
	As of January 3, 2026		As of December 28, 2024
Asia Pacific
Greater China	147,000	69.0%	179,000	67.6%
Southeast Asia Pacific	17,000	8.0%	26,000	9.8%
North Asia	8,000	3.8%	12,000	4.5%
Asia Pacific Total	172,000	80.8%	217,000	81.9%

Americas and Europe	41,000	19.2%	48,000	18.1%
	213,000	100.0%	265,000	100.0%
______________________________
(1)Brand Partners are independent distributors of our products who also purchase our products for their personal use. We only count as active those Brand Partners who have purchased from us any time during the most recent three-month period, either for personal use or resale.
(2)Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

USANA HEALTH SCIENCES, INC. AND SUBSIDIARIES
OPERATING RESULTS AS A PERCENTAGE OF NET SALES
(unaudited)

	Quarter Ended
	January 3, 2026			December 28, 2024
	Core nutritional & other	Hiya direct-to-consumer	Consolidated	Core nutritional & other	Hiya direct-to-consumer	Consolidated
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	20.6%	29.9%	21.8%	17.9%	30.4%	18.0%
Gross profit	79.4%	70.1%	78.2%	82.1%	69.6%	82.0%
Operating expenses:
Brand Partner incentives	41.5%	—%	36.0%	44.2%	—%	43.8%
Selling, general and administrative	29.5%	67.2%	34.5%	34.1%	62.2%	34.3%
Cost realignment and impairment	6.8%	—%	5.9%	—%	—%	—%
Total operating expenses	77.8%	67.2%	76.4%	78.3%	62.2%	78.1%
Earnings from operations	1.6%	2.9%	1.8%	3.8%	7.4%	3.9%

Amortization of acquired intangible assets	0.1%	15.9%	2.3%	0.1%	14.9%	0.2%

	Year Ended
	January 3, 2026			December 28, 2024
	Core nutritional & other	Hiya direct-to-consumer	Consolidated	Core nutritional & other	Hiya direct-to-consumer	Consolidated
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	19.5%	35.1%	21.7%	18.8%	30.4%	18.9%
Gross profit	80.5%	64.9%	78.3%	81.2%	69.6%	81.1%
Operating expenses:
Brand Partner incentives	42.4%	—%	36.3%	42.7%	—%	42.6%
Selling, general and administrative	32.2%	62.3%	36.5%	30.7%	62.2%	30.8%
Cost realignment and impairment	1.7%	—%	1.5%	—%	—%	—%
Total operating expenses	76.3%	62.3%	74.3%	73.4%	62.2%	73.4%
Earnings from operations	4.2%	2.6%	4.0%	7.8%	7.4%	7.7%

Amortization of acquired intangible assets	0.2%	13.8%	2.1%	0.1%	14.9%	0.2%